Exhibit 99.1

Federated Investors, Inc. Reports First Quarter 2013 Earnings

•	Equity and bond assets increase $2.6 billion during Q1 2013 to a record $98 billion

•	Board declares $0.24 per share quarterly dividend
(PITTSBURGH, Pa., April 25, 2013) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.41 for the quarter ended March 31, 2013, which was unchanged from the same quarter last year. Net income was $43.0 million for Q1 2013 compared to $42.3 million for Q1 2012.
Federated's total managed assets were $377.3 billion at March 31, 2013, up $13.7 billion or 4 percent from $363.6 billion at March 31, 2012 and down $2.5 billion or 1 percent from $379.8 billion reported at Dec. 31, 2012. Average managed assets for Q1 2013 were $381.2 billion, up $11.1 billion or 3 percent from $370.1 billion reported for Q1 2012 and up $12.5 billion or 3 percent from $368.7 billion reported for Q4 2012.
“With more than 80 percent of Federated's rated equity-fund assets finishing in the top half of their respective categories for the one-year period, we saw strong demand for a range of strategies, including our Kaufmann large growth portfolio, international equity funds and balanced products,” said J. Christopher Donahue, president and chief executive officer.  “At the same time, we continued to see significant sales in a variety of income-oriented strategies, both equity and fixed income.”
Federated's board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on May 15, 2013 to shareholders of record as of May 8, 2013. During Q1 2013, Federated purchased 131,472 shares of Federated class B common stock for $2.7 million.
Federated's equity assets were $37.9 billion at March 31, 2013, up $3.8 billion or 11 percent from $34.1 billion at March 31, 2012 and up $2.9 billion or 8 percent from $35.0 billion at Dec. 31, 2012. Top-selling equity funds during Q1 2013 on a net basis were Federated Kaufmann Large Cap Fund, Federated International Strategic Value Dividend Fund, Federated Capital Income Fund, Federated International Leaders Fund and Federated Managed Volatility Fund II.
Federated's fixed-income assets were a record $52.8 billion at March 31, 2013, up $6.6 billion or 14 percent from $46.2 billion at March 31, 2012 and up $0.1 billion from $52.7 billion at Dec. 31, 2012. Bond assets in the liquidation portfolio were $7.0 billion at March 31, 2013. Fixed-income sales during Q1 2013 were driven by net sales in Federated Institutional High Yield Bond Fund, Federated's short-duration products, Federated Floating Rate Strategic Income Fund and Federated Bond Fund.
Money market assets in both funds and separate accounts were $279.7 billion at March 31, 2013, up $5.0 billion or 2 percent from $274.7 billion at March 31, 2012 and down $5.0 billion or 2 percent from $284.7 billion at Dec. 31, 2012. Money market mutual fund assets were $242.7 billion at March 31, 2013, down $2.5 billion or 1 percent from $245.2 billion at March 31, 2012 and down $13.0 billion or 5 percent from $255.7 billion at Dec. 31, 2012.
Financial Summary
Q1 2013 vs. Q1 2012
Revenue decreased by $2.3 million or 1 percent due primarily to an increase in voluntary fee waivers related to certain money market funds in order for these funds to maintain positive or zero net yields. The decrease was partially offset by an increase

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q1 2013 Earnings	Page 2 of 8

in revenue due to higher average fixed-income and equity assets. See additional information about voluntary fee waivers in the table at the end of this financial summary.
During Q1 2013, Federated derived 56 percent of its revenue from equity and fixed-income assets (33 percent from equity assets and 23 percent from fixed-income assets), 43 percent from money market assets and 1 percent from other products and services.
Operating expenses were down slightly from the prior year.
Q1 2013 vs. Q4 2012
Revenue decreased by $16.9 million or 7 percent primarily due to an increase in voluntary fee waivers and fewer days in the quarter, partially offset by an increase in average assets.
Operating expenses decreased by $1.9 million or 1 percent. The decrease primarily reflects lower distribution expense related to the aforementioned increase in fee waivers. The decrease was partially offset by an increase in compensation and related expense and an increase in professional service fees, as Q4 2012 included the recognition of insurance proceeds.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated's activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.
Fee waivers to maintain positive or zero net yields could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, available yields on instruments held by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the Securities and Exchange Commission, the Financial Stability Oversight Council and other governmental entities, changes in expenses of the money market funds, changes in the mix of money market customer assets, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.
Money Market Fund Yield Waiver Impact to Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q1 2012 to Q1 2013	Quarter Ended	Change Q4 2012 to Q1 2013
	March 31, 2013	March 31, 2012		Dec. 31, 2012
Investment advisory fees	$(54.9)	$(52.9)	$(2.0)	$(40.0)	$(14.9)
Other service fees	(32.4)	(27.5)	(4.9)	(30.7)	(1.7)
Total Revenue	$(87.3)	$(80.4)	$(6.9)	$(70.7)	$(16.6)
Less: Reduction in distribution expense	64.8	57.5	7.3	54.9	9.9
Operating income	$(22.5)	$(22.9)	$0.4	$(15.8)	$(6.7)
Less: Reduction in noncontrolling interest	0.8	0.6	0.2	0.3	0.5
Pre-tax impact	$(21.7)	$(22.3)	$0.6	$(15.5)	$(6.2)

Federated will host an earnings conference call at 9 a.m. Eastern on April 26, 2013. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through May 3, 2013 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 411857.

Federated Reports Q1 2013 Earnings	Page 3 of 8

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $377.3 billion in assets as of March 31, 2013. With 137 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 5,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 3 percent of money market fund managers in the industry, the top 7 percent of equity fund managers and the top 8 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
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1 Strategic Insight, Feb. 28, 2013. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, product demand and asset flows constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q1 2013 Earnings	Page 4 of 8

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2012 to Q1 2013	Quarter Ended	% Change Q4 2012 to Q1 2013
	March 31, 2013	March 31, 2012		Dec. 31, 2012
Revenue
Investment advisory fees, net	$150,763	$149,348	1%	$166,813	(10)%
Administrative service fees, net	56,828	57,292	(1)	57,372	(1)
Other service fees, net	19,332	22,655	(15)	19,818	(2)
Other, net	1,049	986	6	821	28
Total Revenue	227,972	230,281	(1)	244,824	(7)

Operating Expenses
Compensation and related	66,937	64,065	4	63,211	6
Distribution	58,240	61,693	(6)	65,278	(11)
Professional service fees	8,844	10,308	(14)	6,549	35
Systems and communications	6,623	6,310	5	6,100	9
Office and occupancy	6,432	6,253	3	6,349	1
Advertising and promotional	3,422	2,928	17	3,611	(5)
Travel and related	2,686	2,751	(2)	3,837	(30)
Intangible asset related	763	21	3,533	951	(20)
Other	5,826	5,605	4	5,746	1
Total Operating Expenses	159,773	159,934	0	161,632	(1)
Operating Income	68,199	70,347	(3)	83,192	(18)

Nonoperating Income (Expenses)
Investment income, net	4,428	3,346	32	4,343	2
Debt expense	(3,253)	(3,711)	(12)	(3,506)	(7)
Other, net	(40)	(37)	8	(3,112)	(99)
Total Nonoperating Income (Expenses), net	1,135	(402)	382	(2,275)	150
Income before income taxes	69,334	69,945	(1)	80,917	(14)
Income tax provision	24,646	25,538	(3)	28,961	(15)
Net income including noncontrolling interest in subsidiaries	44,688	44,407	1	51,956	(14)
Less: Net income attributable to the noncontrolling interest in subsidiaries	1,694	2,082	(19)	2,375	(29)
Net Income	$42,994	$42,325	2%	$49,581	(13)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and diluted	$0.41	$0.41	0%	$0.44	(7)%
Weighted-average shares outstanding
Basic and diluted	100,518	100,112		100,374
Dividends declared per share	$0.24	$0.24		$1.75
1) Unvested share-based payment awards that receive non-forfeitable dividends are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $1.7 million, $1.5 million and $5.7 million available to unvested restricted shares for the quarterly periods ended March 31, 2013, March 31, 2012 and Dec. 31, 2012, respectively, was excluded from the computation of earnings per share.

Federated Reports Q1 2013 Earnings	Page 5 of 8

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2013	Dec. 31, 2012
Assets
Cash and other investments	$306,857	$258,628
Other current assets	39,390	41,434
Intangible assets, net and goodwill	727,163	727,857
Other long-term assets	63,858	62,142
Total Assets	$1,137,268	$1,090,061

Liabilities and Equity
Current liabilities	$137,541	$181,134
Long-term debt	265,625	276,250
Other long-term liabilities	135,119	128,733
Equity excluding treasury stock	1,350,401	1,263,966
Treasury stock	(751,418)	(760,022)
Total Liabilities and Equity	$1,137,268	$1,090,061

Federated Reports Q1 2013 Earnings	Page 6 of 8

Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended
	March 31, 2013	Dec. 31, 2012	March 31, 2012
Equity Funds
Beginning assets	$23,152	$23,658	$21,930
Sales	1,752	1,415	1,823
Redemptions	(2,388)	(1,866)	(2,187)
Net redemptions	(636)	(451)	(364)
Net exchanges	47	(47)	(12)
Market gains and losses/reinvestments[1]	1,928	(8)	2,058
Ending assets	$24,491	$23,152	$23,612

Equity Separate Accounts[2]
Beginning assets	$11,858	$11,697	$8,957
Sales[3]	1,106	893	1,461
Redemptions[3]	(568)	(605)	(486)
Net sales[3]	538	288	975
Net exchanges	0	1	0
Market gains and losses/reinvestments[1]	965	(128)	573
Ending assets	$13,361	$11,858	$10,505

Total Equity[2]
Beginning assets	$35,010	$35,355	$30,887
Sales[3]	2,858	2,308	3,284
Redemptions[3]	(2,956)	(2,471)	(2,673)
Net (redemptions) sales[3]	(98)	(163)	611
Net exchanges	47	(46)	(12)
Market gains and losses/reinvestments[1]	2,893	(136)	2,631
Ending assets	$37,852	$35,010	$34,117

Fixed-Income Funds
Beginning assets	$42,478	$41,547	$37,241
Sales	5,148	4,848	4,822
Redemptions	(5,009)	(4,268)	(3,987)
Net sales	139	580	835
Net exchanges	(42)	141	(59)
Market gains and losses/reinvestments[1]	37	210	509
Ending assets	$42,612	$42,478	$38,526

Fixed-Income Separate Accounts[2]
Beginning assets	$10,233	$9,842	$7,573
Sales[3]	531	393	220
Redemptions[3]	(645)	(125)	(280)
Net (redemptions) sales[3]	(114)	268	(60)
Market gains and losses/reinvestments[1]	39	123	182
Ending assets	$10,158	$10,233	$7,695

Total Fixed Income[2]
Beginning assets	$52,711	$51,389	$44,814
Sales[3]	5,679	5,241	5,042
Redemptions[3]	(5,654)	(4,393)	(4,267)
Net sales[3]	25	848	775
Net exchanges	(42)	141	(59)
Market gains and losses/reinvestments[1]	76	333	691
Ending assets	$52,770	$52,711	$46,221
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.

Federated Reports Q1 2013 Earnings	Page 7 of 8

Changes in Liquidation Portfolio
(in millions)

	Quarter Ended
	March 31, 2013	Dec. 31, 2012	March 31, 2012
Liquidation Portfolio[1]
Beginning assets	$7,346	$7,718	$8,856
Net redemptions	(327)	(372)	(273)
Ending Assets	$7,019	$7,346	$8,583
1) Liquidation portfolio represents a portfolio of distressed bonds. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.

Federated Reports Q1 2013 Earnings	Page 8 of 8

MANAGED ASSETS (in millions)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
By Asset Class
Equity	$37,852	$35,010	$35,355	$33,221	$34,117
Fixed-income	52,770	52,711	51,389	48,968	46,221
Money market	279,668	284,704	269,622	265,548	274,704
Liquidation portfolio[1]	7,019	7,346	7,718	8,124	8,583
Total Managed Assets	$377,309	$379,771	$364,084	$355,861	$363,625
By Product Type
Funds:
Equity	$24,491	$23,152	$23,658	$22,671	$23,612
Fixed-income	42,612	42,478	41,547	39,494	38,526
Money market	242,734	255,689	244,826	238,610	245,232
Total Fund Assets	$309,837	$321,319	$310,031	$300,775	$307,370
Separate Accounts:
Equity	$13,361	$11,858	$11,697	$10,550	$10,505
Fixed-income	10,158	10,233	9,842	9,474	7,695
Money market	36,934	29,015	24,796	26,938	29,472
Total Separate Accounts	$60,453	$51,106	$46,335	$46,962	$47,672
Total Liquidation Portfolio[1]	$7,019	$7,346	$7,718	$8,124	$8,583
Total Managed Assets	$377,309	$379,771	$364,084	$355,861	$363,625

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
By Asset Class
Equity	$36,685	$35,016	$34,429	$32,993	$32,827
Fixed-income	52,732	52,211	50,195	47,747	45,792
Money market	284,588	273,943	268,573	271,507	282,801
Liquidation portfolio[1]	7,215	7,559	7,948	8,353	8,703
Total Avg. Assets	$381,220	$368,729	$361,145	$360,600	$370,123
By Product Type
Funds:
Equity	$24,037	$23,209	$23,133	$22,642	$23,075
Fixed-income	42,581	42,156	40,579	38,901	38,128
Money market	250,652	248,534	243,111	243,454	251,825
Total Avg. Fund Assets	$317,270	$313,899	$306,823	$304,997	$313,028
Separate Accounts:
Equity	$12,648	$11,807	$11,296	$10,351	$9,752
Fixed-income	10,151	10,055	9,616	8,846	7,664
Money market	33,936	25,409	25,462	28,053	30,976
Total Avg. Separate Accounts	$56,735	$47,271	$46,374	$47,250	$48,392
Total Avg. Liquidation Portfolio[1]	$7,215	$7,559	$7,948	$8,353	$8,703
Total Avg. Managed Assets	$381,220	$368,729	$361,145	$360,600	$370,123
1) Liquidation portfolio represents a portfolio of distressed bonds. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.